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                                                                      EXHIBIT 11

                  MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
               STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (1)
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003


                                                           2005           2004            2003
                                                        -----------    -----------    ------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)

BASIC EARNINGS PER SHARE
Average common shares outstanding                            91,787         97,549          98,776
                                                        -----------    -----------    ------------

Net income                                              $   626,873    $   553,186    $    493,879
                                                        -----------    -----------    ------------

Basic earning per share                                 $      6.83    $      5.67    $       5.00
                                                        -----------    -----------    ------------

DILUTED EARNINGS PER SHARE
Adjusted weighted average shares outstanding:
Average common shares outstanding                            91,787         97,549          98,776
Common stock equivalents                                        656            696             246
                                                        -----------    -----------    ------------

Adjusted weighted average diluted shares outstanding         92,443         98,245          99,022
                                                        -----------    -----------    ------------

Net income                                              $   626,873    $   553,186    $    493,879
                                                        -----------    -----------    ------------

Diluted earnings per share                              $      6.78    $      5.63    $       4.99
                                                        -----------    -----------    ------------
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(1) Per Statement of Financial Accounting Standards No. 128, "Earnings Per
    Share".